                                                   Registration No. 333-78981

        As filed with the Securities and Exchange Commission on May 21, 1999.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                   ________________________________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                BI INCORPORATED
            (Exact name of registrant as specified in its charter)

               Colorado                              84-0769926
        (State or other juris-                    (I.R.S. Employer
       diction of incorporation                  Identification No.)
           or organization)

                               6400 Lookout Road
                            Boulder, Colorado 80301
         (Address, including zip code of Principal Executive Offices)

                    BI Incorporated 1996 Stock Option Plan
                           (Full Title of the Plans)

                          David J. Hunter, President
                                BI Incorporated
                               6400 Lookout Road
                            Boulder, Colorado 80301
                                (303) 530-2911
                     (Name, address and telephone number,
                  including area code, of agent for service)

                   ----------------------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
 Title of each class of        Amount to be         Proposed maximum          Proposed maximum            Amount of
    securities to be            registered          maximum offering         aggregate offering          registration
       registered                                      price per                   price                     fee
                                                       share(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par
value per share               218,625 shares            $9.219                   $2,015,450                  $561*

========================================================================================================================

*    The Registration Fee has already been paid.
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low selling prices reported on the Nasdaq National Market on May 11, 1999.

This registration statement was effective upon filing with the United States Securities and Exchange Commission on May 21, 1999. The Company originally included 400,000 shares of its no par value Common Stock in the registration statement. 218,625 shares of Common Stock have been sold or reserved for sale under the registration statement to date. By the filing this post-effective amendment, the Company hereby removes from registration the balance of 181,375 shares of Common Stock which were registered for sale in this Registration Statement.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on January 28, 2000.

                                       BI INCORPORATED

                               By:  /S/   David J. Hunter
                                  ------------------------
                                    David J. Hunter,
                                       President


                               Power of Attorney

       The undersigned directors and/or officers of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint David J. Hunter or Jacqueline A. Chamberlin, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signatures                           Title                        Date
           ----------                           -----                        ----
/S/  David J. Hunter             President, Chief Executive Officer     January 28, 2000
-------------------------------     and Director (Principal Executive
David J. Hunter                     Officer)

/S/  Jacqueline A. Chamberlin    Vice President of Finance (Principal   January 28, 2000
-------------------------------     Financial and Accounting Officer)
     Jacqueline A. Chamberlin

/S/  Jeremy N. Kendall           Chairman                               January 28, 2000
-------------------------------
     Jeremy N. Kendall

/S/  William E. Coleman          Vice Chairman                          January 28, 2000
-------------------------------
     William E. Coleman

/S/  Mckinley C. Edwards, Jr.    Director                               January 28, 2000
-------------------------------
     Mckinley C. Edwards, Jr.

/S/  Beverly J. Haddon           Director                               January 28, 2000
-------------------------------
     Beverly J. Haddon

/S/  Perry M. Johnson            Director                               January 28, 2000
-------------------------------
     Perry M. Johnson

                                 Director
-------------------------------
     Barry J. Nidorf

/S/  Byam K. Stevens, Jr.        Director                               January 28, 2000
-------------------------------
     Byam K. Stevens, Jr.